                                                                    EXHIBIT 12.1

Ratio Support

Ratio Of Earnings To Fixed Charges

                                                 River Holding Corp.               Hudson Respiratory Care Inc.
                                           ------------------------------  -----------------------------------------------
                                            Inception
                                           to Dec 25,
                                              1998       1999      2000      1996      1997     1998      1999      2000
                                           ----------  --------  --------  --------  -------- --------  --------  --------
Earnings:
 Pre-tax income                                (1,574)   (7,082)  (13,334)    7,154    11,443  (61,676)      358    (5,994)

Fixed Charges
 Interest expense                              10,273    17,263    21,089     2,177     1,834   11,327    17,263    21,089
 Amortization of debt expense                     635        --        --        59        62       --        --        --
Interest factor of rent expense                   370       684     1,028       365       374      497       677     1,038
                                           ----------  --------  --------  --------  -------- --------  --------  --------

 Total fixed charges                           11,278    17,947    22,117     2,601     2,270   11,824    17,940    22,127
                                           ----------  --------  --------  --------  -------- --------  --------  --------

 Total earnings before fixed charges            9,704    10,865     8,783     9,755    13,713  (49,852)   18,298    16,133
                                           ----------  --------  --------  --------  -------- --------  --------  --------

 Ratio of earnings to fixed charges                --        --        --       3.8       6.0       --       1.0        --
 Deficiency of earnings to cover fixed
  charges                                      (1,574)   (7,082)  (13,334)       --        --  (61,676)       --    (5,994)

Ratio of Earnings to Fixed Charges and Preferred Dividends

                                                 River Holding Corp.               Hudson Respiratory Care Inc.
                                           ------------------------------  -----------------------------------------------
                                            Inception
                                           to Dec 25,
                                              1998       1999      2000      1996      1997     1998      1999      2000
                                           ----------  --------  --------  --------  -------- --------  --------  --------
Earnings:
 Pre-tax income                                (1,574)   (7,082)  (13,334)    7,154    11,443  (61,676)      358    (5,994)

Fixed Charges
 Interest expense                              10,273    17,263    21,089     2,177     1,834   11,327    17,263    21,089
 Amortization of debt expense                     635        --        --        59        62       --        --        --
 Interest factor of rent expense                  370       684     1,028       365       377      502       684     1,028
 Preferred stock dividend expense               4,187     6,515     7,733        --        --    4,187     6,518     7,733
                                           ----------  --------  --------  --------  -------- --------  --------  --------

 Total fixed charges                           15,465    24,462    29,850     2,601     2,273   16,016    24,465    29,850
                                           ----------  --------  --------  --------  -------- --------  --------  --------

 Total earnings before fixed charges           13,891    17,380    16,516     9,759    13,716  (45,660)   24,823    23,856
                                           ----------  --------  --------  --------  -------- --------  --------  --------

 Ratio of earnings to fixed charges                --        --        --       3.8       6.0       --        --        --
 Deficiency of earnings to cover fixed
  charges                                      (5,761)  (13,597)  (21,067)       --        --  (65,863)   (6,160)  (13,727)

Computation of Interest Factor of Rental

                                     River Holding Corp.                Hudson Respiratory Care Inc.
                               ------------------------------    ------------------------------------------
                                Inception
                                to Dec 25,
                                  1998       1999       2000     1996      1997    1998     1999     2000
                               ----------   ------     ------    -----     -----   -----   ------   -------
Operating rental expense            1,110    2,052      3,115    1,106     1,132   1,506    2,052    3,115

Interest factor                        33%      33%        33%      33%       33%     33%      33%      33%
                               ----------   ------     ------    -----     -----   -----   ------   -------
Total                                 366      677      1,028      365       374     497      677    1,028
                               ----------   ------     ------    -----     -----   -----   ------   -------

Computation of Preferred Stock Expense

                                          River Holding Corp.                Hudson Respiratory Care Inc.
                                    ------------------------------    ------------------------------------------
                                     Inception
                                     to Dec 25,
                                       1998       1999       2000      1996      1997    1998     1999     2000
                                    ----------   ------     ------    ------    ------   -----   ------   ------
Preferred dividend stock expense       2,512      3,911    4,640         --       --    2,512      3,911   4,640

Tax effect (1.00 - 0.40)                  60%        60%      60%        60%      60%      60%        60%     60%
                                    ----------   ------     ------    -----     -----   -----   ------   -------
Total                                  4,187      6,518    7,733         --       --    4,187      6,518   7,733
                                    ----------   ------     ------    -----     -----   -----   ------   -------